STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/15/1999
991149826 - 3030721

CERTIFICATE OF INCORPORATION

OF

NEW GENERATION PLASTIC, INC.

FIRST. The name of this corporation shall be:

NEW GENERATION PLASTIC, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Fifty Million (50,000,000) shares with a par value of One Tenth of One Cent ($.001) per share, amounting to Fifty Thousand Dollars ($50,000.00).

No stockholder of this corporation shall have any preemptive or preferential right of subscription to any shares of stock of this corporation, nor to any obligations convertible into stock of this corporation, issued or sold nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this corporation in its discretion from time to time may determine, and at such price as the Board of Directors from time to time may fix, and the Board of Directors may issue stock of this corporation, or obligations convertible into stock without offering such issue of stock, either in whole or in part to the stockholders of this corporation.

FIFTH. The name and address of the incorporator is as follows:

Donna Brooks
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this fifteenth day of April, A.D., 1999.

Donna Brooks
Donna Brooks
Incorporator

dbk

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/07/1999
991228849 - 3030721

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEW GENERATION PLASTIC, INC.

New Generation Plastic, Inc., (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

1. The present name of the Corporation is New Generation Plastic, Inc. and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on April 15, 1999.

2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board") and by the sole stockholder of the Corporation in accordance with Sections 228, 242, and 245 of the DGCL.

3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended (the "Certificate of Incorporation").

4. The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

ARTICLE I

The name of the corporation is New Generation Plastic, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business of the Corporation, or the purposes to be conducted or promoted by the Corporation, is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The aggregate number of shares which the Corporation shall have the authority to issue is Fifty-One Million (51,000,000) of which Fifty Million (50,000,000) shall be Common Stock, par value $.001 per share, and One Million (1,000,000) shall be Preferred Stock, $.001 per share.

The Board of Directors of the Corporation (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but is not limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) any other relative rights, preferences and limitations of that series.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board.

ARTICLE VI

Unless, and except to the extent that, the Bylaws of the Corporation shall so require, the election of Directors of the Corporation need not be by written ballot.

ARTICLE VII

[RESERVED.]

ARTICLE VIII

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX

The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

ARTICLE X

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

ARTICLE XI

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied, unless such action has been approved by the Board prior to such action being taken.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this 7th day of June, 1999.

NEW GENERATION PLASTIC, INC.

By: ______________________
Name: Thomas R. Marshall
Title: Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NEW GENERATION PLASTIC, INC.

Pursuant to Section 242
of the
General Corporation Law
of the State of Delaware

The UNDERSIGNED, Thomas R. Marshall, being the Secretary of New Generation Plastic, Inc., a Delaware corporation (the "Corporation") does hereby certify as follows:

FIRST: The name of the Corporation is New Generation Plastic, Inc.

SECOND: The Amendment to the Certificate of Incorporation to be effective is as follows:

Article First of the Certificate of Incorporation relating to the name of the Corporation is amended to read as follows:

"FIRST: The name of the Corporation is New Generation Holdings, Inc.

THIRD: This Amendment to the Certificate of Incorporation of the Corporation has been duly adopted by the unanimous written consent of the Board of Directors followed by the approval of the stockholders at a meeting duly held in accordance with the provisions of Sections 242,211 and 141(f) of the General Corporation Law of the State of Delaware.

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEW GENERATION PLASTIC, INC.", CHANGING ITS NAME FROM "NEW GENERATION PLASTIC, INC." TO "NEW GENERATION HOLDINGS, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 2000, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State

3030721 8100

001252526

AUTHENTICATION: 0447317

DATE: 05-18-00

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/15/1999
991149826 - 3030721

CERTIFICATE OF INCORPORATION

OF

NEW GENERATION PLASTIC, INC.

FIRST. The name of this corporation shall be:

NEW GENERATION PLASTIC, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Fifty Million (50,000,000) shares with a par value of One Tenth of One Cent ($.001) per share, amounting to Fifty Thousand Dollars ($50,000.00).

No stockholder of this corporation shall have any preemptive or preferential right of subscription to any shares of stock of this corporation, nor to any obligations convertible into stock of this corporation, issued or sold nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this corporation in its discretion from time to time may determine, and at such price as the Board of Directors from time to time may fix, and the Board of Directors may issue stock of this corporation, or obligations convertible into stock without offering such issue of stock, either in whole or in part to the stockholders of this corporation.

FIFTH. The name and address of the incorporator is as follows:

Donna Brooks
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this fifteenth day of April, A.D., 1999.

Donna Brooks

Donna Brooks
Incorporator

dbk

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/18/2000
001252526 - 3030721

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NEW GENERATION PLASTIC, INC.

Pursuant to Section 242
of the
General Corporation Law
of the State of Delaware

The UNDERSIGNED, Thomas R. Marshall, being the Secretary of New Generation Plastic, Inc., a Delaware corporation (the "Corporation") does hereby certify as follows:

FIRST: The name of the Corporation is New Generation Plastic, Inc.

SECOND: The Amendment to the Certificate of Incorporation to be effective is as follows:

Article First of the Certificate of Incorporation relating to the name of the Corporation is amended to read as follows:

"FIRST: The name of the Corporation is New Generation Holdings, Inc."

THIRD: This Amendment to the Certificate of Incorporation of the Corporation has been duly adopted by the unanimous written consent of the Board of Directors followed by the approval of the stockholders at a meeting duly held in accordance with the provisions of Sections 242, 211 and 141(f) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate on the 17th day of May, 2000.

By: /s/ Thomas R. Marshall
Thomas R. Marshall

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEW GENERATION HOLDINGS, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF FEBRUARY, A.D. 2007, AT 2:48 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3030721 8100

070180756

AUTHENTICATION: 5441368

DATE: 02-16-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:48 PM 02/16/2007
FILED 02:48 PM 02/16/2007
SRV 070180756 - 3030721 FILE

**CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NEW GENERATION HOLDINGS, INC.**

Pursuant to Section 242
of the
General Corporation Law
of the State of Delaware

The UNDERSIGNED, Jacques Mot, being the President of New Generation Holdings, Inc., a Delaware corporation (the "Corporation") does hereby certify as follows:

FIRST: The name of the Corporation is New Generation Holdings, Inc.

SECOND: The date of filing the Corporation's original Certificate of Incorporation in the State of Delaware was April 15, 1999 under the name New Generation Plastic, Inc. Thereafter, a Certificate of Amendment to the Certificate of Incorporation was filed on May 18, 2000 changing its name to New Generation Holdings, Inc.

THIRD: The Certificate of Incorporation is amended such that the first paragraph of ARTICLE IV shall be and read as follows:

The aggregate number of shares of capital stock which the Corporation is authorized to issue is One Hundred Fifty One Million (151,000,000) shares of which: (i) One Hundred Fifty Million (150,000,000) shares shall be designated as Common Stock, and shall have a par value of $.001 per share; and (ii) One Million (1,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share.

FOURTH: At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation declaring said amendment to be advisable and calling for a meeting of the stockholders of the Corporation for consideration thereof.

FIFTH: Thereafter, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

SIXTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate on the 16th day of February, 2007.

Jacques Mot, President

W:\NEW GENERATION HOLDINGS\Cert. of Amendment (incease common stock).doc